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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for
the period ended January 31, 2005 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors' Attorneys)

Monthly Operating Income: $5,554
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: February 25, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT ☐

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report. The presentation in this Monthly Operating Report reflects the restatement of the Company's (as defined herein) books and records and the correction of misapplications of generally accepted accounting principles in the United States of America ("GAAP") that occurred during the time period when members of the family of John J. Rigas ("Rigas Family") held all of the senior executive positions at Adelphia Communications Corporation ("Adelphia") and constituted five of the nine members of the board of directors of Adelphia (collectively, "Rigas Management"). Thus, the presentation in this Monthly Operating Report may not be comparable to Monthly Operating Reports for months prior to December 31, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except share data)

January 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$382,990
Restricted cash	5,176
Accounts receivables, net	107,924
Other current assets	175,123

Total current assets	671,213

Noncurrent assets:
Restricted cash	4,641
Investments in equity affiliates	229,953
Related party receivables	21,940
Property and equipment, net	4,321,004
Intangible assets, net	7,495,155
Other noncurrent assets, net	107,430

Total assets	$12,851,336

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$156,223
Subscriber advance payments and deposits	33,996
Accrued liabilities	449,914
Deferred income	30,913
Current portion of parent and subsidiary debt	707,633

Total current liabilities	1,378,679

Noncurrent liabilities:
Other liabilities	120,640
Deferred income	83,183
Deferred income taxes	619,844

Total noncurrent liabilities	823,667
Liabilities subject to compromise	18,058,472

Total liabilities	20,260,818

Minority's interest in equity of subsidiaries	90,263
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,022
Accumulated other comprehensive loss	826
Accumulated deficit	(16,256,470)
Treasury stock, at cost	(27,937)

(6,713,614)
Amounts due from the Rigas Family and Rigas Family Entities, net	(786,131)

Total stockholders' equity	(7,499,745)

Total liabilities and stockholders' equity	$12,851,336

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Month Ended January 31, 2005	Thirty-one Months Ended January 31, 2005
Revenue	$333,138	$9,469,509
Cost and expenses:
Direct operating and programming	207,080	6,213,880
Selling, general and administrative:
Third party	28,069	687,189
Investigation and re-audit related fees	5,932	187,226
Depreciation and amortization	86,503	2,998,549
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets, net	—	(5,070)

Total costs and expenses	327,584	12,156,864

Operating income (loss)	5,554	(2,687,355)
Other income (expense):
Interest expense, net of amounts capitalized (contractual interest expense was $98,291 and $2,915,420 during January 2005 and during the thirty-one months ended January 31, 2005, respectively)	(44,029)	(1,033,846)
Impairment of cost and available for sale investments	—	(18,275)
Other income (expense), net	49	65,184

Total other expense, net	(43,980)	(986,937)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(38,426)	(3,674,292)
Reorganization expenses due to bankruptcy	(6,774)	(226,321)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(45,200)	(3,900,613)
Income tax (expense) benefit	—	(84,122)
Share of losses of equity affiliates, net	(130)	(118,262)
Minority's interest in losses of subsidiaries, net	1,215	72,453

Loss from continuing operations	(44,115)	(4,030,544)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(137,820)

Net loss	(44,115)	(4,168,364)
Beneficial conversion feature	(583)	(19,419)

Net loss applicable to common stockholders	$(44,698)	$(4,187,783)

Basic and diluted loss per weighted average share of common stock	$(0.18)	$(16.50)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Month Ended January 31, 2005	Thirty-one Months Ended January 31, 2005
Cash flows from operating activities:
Net loss	$(44,115)	$(4,168,364)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	86,503	2,998,549
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets	—	(5,070)
Amortization of debt financing costs	4,670	81,658
Impairment of cost and available-for-sale investments	—	18,275
Reorganization expenses due to bankruptcy	6,774	226,321
Deferred tax expense (benefit)	—	106,632
Share of losses of equity affiliates, net	130	118,262
Minority's interest in losses of subsidiaries, net	(1,215)	(72,453)
Depreciation, amortization and other non-cash items from discontinued operations	—	137,820
Change in operating assets and liabilities	3,882	(51,006)

Net cash provided by operating activities before payment of reorganization expenses	56,629	1,465,714
Reorganization expenses paid during the period	(5,093)	(212,921)

Net cash provided by operating activities	51,536	1,252,793

Cash flows from investing activities:
Expenditures for property, plant and equipment	(51,174)	(1,658,572)
Change in restricted cash	1,139	(7,689)
Other	3,189	115,297

Net cash used in investing activities	(46,846)	(1,550,964)

Cash flows from financing activities:
Proceeds from First Extended DIP Facility and DIP Facility	45,000	736,708
Repayments of debt	(4,972)	(130,832)
Payment of bank financing costs	—	(63,062)

Net cash provided by financing activities	40,028	542,814

Change in cash and cash equivalents	44,718	244,643
Cash and cash equivalents, beginning of period	338,272	138,347

Cash and cash equivalents, end of period	$382,990	$382,990

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Note 1: Background and Basis of Presentation

        Adelphia and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. The Non-Filing Entities as of January 31, 2005 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended January 31, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements (i) have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and (ii) do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities, (ii) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof, (iii) as to stockholder's equity accounts, the effect of any changes that may be made in the capitalization of the Company, or (iv) as to operations, the effect of any changes that may be made in its business.

        Through May 2002, John J. Rigas, his sons and members of his immediate family served as directors and executive officers of the Company. In May 2002, such Rigas family members resigned from their positions as directors and executive officers of the Company. In addition, although members of the Rigas Family continue to own common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and/or entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities").

        Following the petition for bankruptcy, the Company can no longer control the activities and operations of its subsidiaries. However, because the bankruptcy proceedings for the Company and its previously consolidated subsidiaries are consolidated for administrative purposes in the same Bankruptcy Court and will be overseen by the same judge, the financial statements of the Debtors have been presented on a combined basis, which is consistent with consolidated financial statements (see Note 2). As with consolidated financial statements, all inter-entity transactions between the Debtors are eliminated.

        These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of January 31, 2005, or the results of its operations or its cash flows for the one and thirty-one month periods ended January 31, 2005 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission ("SEC") on December 23, 2004 ("2003 Annual Report"). The Company's website, www.adelphia.com, contains a copy of the 2003 Annual Report. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy

General

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly-owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. Until such hearing, the Exclusive Period and the Solicitation Period are continuing. No hearing has been scheduled.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Company generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition contractual liabilities can only be settled under a plan of reorganization to be voted upon by holders of claims and equity interests and approved by the Bankruptcy Court.

        On February 25, 2004, the Debtors filed their proposed Joint Plan of Reorganization (the "Stand-Alone Plan"), which contemplated their emergence from bankruptcy as a stand-alone entity, and related Disclosure Statement with the Bankruptcy Court. On April 22, 2004, Adelphia announced that it intended to pursue a sale of the Company while simultaneously pursuing the Stand-Alone Plan. On September 21,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

2004, Adelphia formally launched its sale process in which potential bidders were invited to submit preliminary indications of interest in the Company and its subsidiaries or one or more Company-designated clusters of cable systems. On November 1, 2004, Adelphia, based on the non-binding indications of interest, invited qualified bidders to further participate in the sale process and to submit final legally binding bids in accordance with the bidding procedures approved by the Bankruptcy Court. Final bids were due January 31, 2005. Adelphia has received a number of bids that relate to the acquisition or recapitalization of the Company, in its entirety, or the acquisition of one or more clusters of assets. Adelphia is currently evaluating the bids. Adelphia is pursuing this dual track process to determine which alternative is in the best interests of the Debtors' constituents.

        On February 4, 2005, the Debtors filed their proposed First Amended Joint Plan of Reorganization (the "Amended Plan") and related First Amended Disclosure Statement with the Bankruptcy Court. The Amended Plan contemplates the possibility of either: (i) emergence from bankruptcy as a stand-alone entity; (ii) distribution of proceeds resulting from a sale or other corporate transaction involving one or more companies in addition to the Debtors; or (iii) emergence from bankruptcy as part of a stand-alone entity after having sold certain clusters of cable systems and distributed the proceeds of such sales. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sale process.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, no assurance can be given that the Debtors will emerge from bankruptcy.

        To successfully emerge from bankruptcy, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving a disclosure statement as containing "adequate information;"

  •
  solicit acceptance of a plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the plan of reorganization;

  •
  obtain an order from the Bankruptcy Court confirming the plan of reorganization; and

  •
  consummate the plan of reorganization.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the disclosure statement contains adequate information. No date for such a hearing has been scheduled at this time. Second, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the plan of reorganization or (ii) the plan of reorganization meets the requirements of the Bankruptcy Code to confirm the plan of reorganization over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the plan of reorganization meets certain other requirements specified in the Bankruptcy Code. Confirmation of the plan of reorganization would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for the Company's corporate governance following emergence from bankruptcy.

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. However,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

the Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of January 9, 2004. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. Over 18,000 proofs of claim asserting in the aggregate $3.2 trillion in claims have been filed against the Debtors' estates in the Chapter 11 Cases, including duplicative claims, but excluding any estimated amounts for unliquidated claims. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete. The Debtors have filed two omnibus objections to certain of the claims, seeking to eliminate in excess of $2 trillion in claims, consisting primarily of duplicative claims. The Debtors have filed a third omnibus objection (the "Claims Objection") which is seeking to eliminate, reduce and/or subordinate in excess of $900,000,000 of claims asserted against the Debtors by Leonard Tow and Claire Tow (together, the "Tows") and the various trusts that are controlled by the Tows. Simultaneously with the filing of the Claims Objection, the Company and certain other Debtors commenced an adversary proceeding in the Bankruptcy Court by filing a complaint against Leonard Tow seeking to (i) avoid and recover certain unauthorized postpetition transfers and/or fraudulent transfers totaling approximately $21,000 (the "Avoidable Transfers"), (ii) disallow Leonard Tow's claims pending the return of Avoidable Transfers, and (iii) subordinate Leonard Tow's claims.

        In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, with a group of lenders for a debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a Second Amended and Restated Credit and Guaranty Agreement, which amended and restated the DIP Facility in its entirety (as amended, the "First Extended DIP Facility"). On February 25, 2005, the Debtors entered into a Third Amended and Restated Credit and Guaranty Agreement, which amended and restated the First Extended DIP Facility in its entirety (the "Second Extended DIP Facility"). For additional information, see Note 5.

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Except as required by SOP 90-7, the consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings or will be an allowed priority or secured claim. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including the following:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court;

  •
  being able to successfully implement the Company's business plans, decrease subscriber loss and otherwise offset the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of vendor relationships;

  •
  obtaining substantial financing, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  resolving asserted or potential claims by the SEC and the United States Department of Justice ("DoJ"), which could subject the Company to substantial penalties and other adverse monetary and non-monetary consequences, including possible liquidation of the Company (see Note 8 for additional information);

  •
  resolving other material litigation;

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until, or if, the Bankruptcy Court confirms a plan of reorganization;

  •
  being able to operate, pending emergence from bankruptcy, within the terms and conditions of the Second Extended DIP Facility and/or the Exit Financing Facility (defined below), including its limitations on capital expenditures and its financial covenants;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  attracting, motivating and retaining key executives and employees.

        These issues are in addition to those operational and competitive challenges faced by the Company in the normal course of its business.

  Exit Financing Commitment

        On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000 in exit financing (the "Exit Financing

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Facility"), which amounts may be used by the Debtors to make the cash payments contemplated by the Amended Plan and to pay related transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the Chapter 11 Cases, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of the Company or its assets.

        The proposed Exit Financing Facility is comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Amended Plan or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, Adelphia has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by the board of directors of Adelphia (the "Board") providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the Exit Financing Facility is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. There can be no assurance that such conditions will be satisfied.

        On June 30, 2004, and after Adelphia and the exit lenders agreed on certain modifications to the terms of the commitment letter and the related documents, the Bankruptcy Court entered an order approving the commitment letter, the related documents and the exit financing commitment. Following the Bankruptcy Court's approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the Exit Financing Facility is utilized. Certain other fees will only become payable if the Exit Financing Facility is funded.

        The commitment of the exit lenders under the exit financing commitment expires on June 30, 2005. If a plan of reorganization is confirmed by the Bankruptcy Court on or before 5:00 p.m., New York City time, on June 30, 2005, then Adelphia has the right to extend the exit financing commitment for up to 90 calendar days. If the exit financing commitment expires prior to the Debtors' emergence from bankruptcy pursuant to the Amended Plan, Adelphia will need to seek an extension of the exit financing commitment or an alternative financing arrangement. Adelphia may not be successful in obtaining such an extension or an alternative financing arrangement on terms that are acceptable to it, if at all, and the failure to do so would have a material adverse effect on the Company.

  Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following:

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

January 31, 2005
Parent and subsidiary debt	$13,290,903
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	954,858
Accrued liabilities	817,761
Series B Preferred Stock	148,794

$18,058,472

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during Chapter 11 proceedings or will be an allowed priority, secured or unsecured claim. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

  Reorganization Expenses due to Bankruptcy and Investigation and Re-audit Related Fees

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid to third party financial advisers of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $21,500 and $34,950. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards to certain executives payable upon emergence from bankruptcy has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of the Rigas Management and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the year ended December 31, 2001 and prior, and legal, special investigation and forensic consultant fees of the Company and a special committee of the Board. These expenses have been included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

Note 3. Amounts due from the Rigas Family and Rigas Family Entities

        The following table summarizes the amounts due from the Rigas Family and Rigas Family Entities, the impact of co-borrowing and other interest and management fees not recognized, and the allowance for uncollectible amounts:

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

January 31, 2005
Amounts due from the Rigas Family and Rigas Family Entities, including co-borrowing and other interest deferred and management fees not recognized	$3,741,516
Co-borrowing and other interest deferred and management fees not recognized	(612,032)

Amounts due from the Rigas Family and Rigas Family Entities, net of co-borrowing and other interest deferred and management fees not recognized	3,129,484
Allowance for uncollectible amounts	(2,343,353)

Amounts due from the Rigas Family and Rigas Family Entities, net	$786,131

Note 4. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below:

Thirty-one months ended January 31, 2005
Property and equipment:
Convergence(a)	$49,756
Intangible assets, net(b)	1,969,406

Impairment of long-lived assets	$2,019,162

(a) Convergence

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

(b) Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905 and franchise rights by $1,212,860 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

        The Company performed its annual impairment test under SFAS No. 142 on July 1, 2003 and recorded additional impairments of $641 related to franchise rights. The Company has not yet completed its 2004 annual impairment test.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Note 5. Debt

        The carrying value of the Company's debt is summarized below for the indicated periods. Due to the Company's violation of certain financial and other covenants, the pre-petition debt is classified as current and included in current portion of parent and subsidiary debt.

        With the exception of the First Extended DIP Facility, the Company's capital lease obligations and a portion of other subsidiary debt, all amounts shown in the table below represent pre-petition liabilities that are included in liabilities subject to compromise:

January 31, 2005
Parent debt—unsecured:(a)
Senior notes	$4,767,565
Convertible subordinated notes(b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured
First Extended DIP Facility(c)	668,495
Notes payable to banks	2,240,313
Capital lease obligations	38,374
Unsecured
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	122,287

Total subsidiary debt	5,481,844

Co-Borrowing Facilities(d)	4,576,375
Deferred financing fees(e)	(134,208)

Total	$16,844,692

Current portion of parent and subsidiary debt	$(707,633)

Liabilities subject to compromise (Note 2)	$(16,137,059)

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(a) Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b) Convertible Subordinated Notes

        At January 31, 2005, the convertible subordinated notes included (i) $1,029,876 aggregate principal amount of 6% subordinated convertible notes, (ii) $975,000 aggregate principal amount of 3.25% subordinated convertible notes and (iii) unamortized discounts aggregating $12,854. The Rigas Family Entities hold $167,376 aggregate principal amount of the 6% notes and $400,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

(c) First Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (collectively, the "Loan Parties") entered into the $1,500,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000 First Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. The First Extended DIP Facility was superceded and replaced in its entirety by the Second Extended DIP Facility, which is described below.

        The First Extended DIP Facility was scheduled to mature upon the earlier of March 31, 2005 and the occurrence of certain other events, as described in the First Extended DIP Facility. Upon the closing of the First Extended DIP Facility, the Company borrowed an aggregate of $390,750 under the First Extended DIP Facility, and used all such proceeds to repay all of the then outstanding principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from the borrowings under the First Extended DIP Facility were permitted to be used for general corporate purposes and investments, as defined in the First Extended DIP Facility. The First Extended DIP Facility was secured with a first priority lien on all of the Loan Parties' unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The First Extended DIP Facility was comprised of an $800,000 Tranche A Loan and a $200,000 Tranche B Loan. Loans under the First Extended DIP Facility accrued interest at the Alternate Base Rate, as defined in the First Extended DIP Facility, plus 1.5% or the Adjusted LIBOR Rate, as defined in the First Extended DIP Facility, plus 2.5%.

        The terms of the First Extended DIP Facility contained certain restrictive covenants, which included limitations on the ability of the Loan Parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the First Extended DIP Facility. The First Extended DIP Facility also required compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

        On June 29, 2004, July 30, 2004 and January 4, 2005, certain Loan Parties made mandatory prepayments of principal on the First Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire First Extended DIP Facility was reduced to $992,744, with the total commitment of the Tranche A Loan being reduced to $793,357 and the total commitment of the Tranche B Loan being reduced to $199,387. As of January 31, 2005, $469,107 under the Tranche A Loan has been drawn and letters of credit totaling $117,453 have been issued under the

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Tranche A Loan, leaving availability of $206,797 under the Tranche A Loan. Furthermore, as of January 31, 2005, the entire Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the First Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the First Extended DIP Facility and is qualified in its entirety by reference to the First Extended DIP Facility and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, copies of which are attached as exhibits to Adelphia's Current Reports on Form 8-K filed with the SEC on May 12, 2004, July 27, 2004, September 27, 2004 and December 23, 2004, respectively.

Second Extended DIP Facility

        On February 25, 2005, the Loan Parties entered into the $1,300,000 Second Extended DIP Facility, which supercedes and replaces in its entirety the First Extended DIP Facility. The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005. Except as set forth below, the material terms and conditions of the Second Extended DIP Facility are substantially identical to the material terms and conditions of the First Extended DIP Facility, including the covenants and collateral securing the Second Extended DIP Facility.

        The Second Extended DIP Facility matures upon the earlier of March 31, 2006 and the occurrence of certain other events, as described in the Second Extended DIP Facility. The Second Extended DIP Facility is comprised of an $800,000 Tranche A Loan (including a $500,000 letter of credit subfacility) and a $500,000 Tranche B Loan. The applicable margin on loans extended under the Second Extended DIP Facility was reduced (when compared to the First Extended DIP Facility) to 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan was changed from a commitment fee of between 0.75% to 0.50% per annum to 0.50% per annum.

        In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the First Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

        The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility, and is qualified in its entirety by reference to the Second Extended DIP Facility, a copy of which is attached as an exhibit to Adelphia's Current Report on Form 8-K filed with the SEC on February 25, 2005.

(d) Co-Borrowing Facilities

        The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at January 31, 2005 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        Amounts outstanding pursuant to the Co-Borrowing Facilities are as follows:

January 31, 2005
Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

(e) Deferred Financing Fees

        Pursuant to the requirements of SOP 90-7, deferred financing fees related to pre-petition debt have been included as an adjustment of the net carrying value of the related pre-petition debt at January 31, 2005 and are no longer being amortized.

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at January 31, 2005	5.93%

Note 6. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 7. Century/ML

Bankruptcy filing

        On September 30, 2002, Century/ML Cable Venture ("Century/ML Cable"), a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. Century/ML Cable is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. Prior to the Century/ML Cable Chapter 11 filing, the Company accounted for its investment in Century/ML Cable under the equity method of accounting. At this time, Century/ML Cable is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The Century/ML Cable's Chapter 11 filing is not expected to have a material impact on the operations of Century/ML Cable's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico. Since October 2002 Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

Other matters

        ML Media and Century are engaged in a process exploring the potential sale of the Venture to a third party, and from time to time have explored other potential transactions relating to Century/ML Cable.

        As further described in Note 8, ML Media and Adelphia are engaged in litigation.

Note 8. Litigation Matters

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Management (none of whom remain with the Company). This case is pending in the District Court and settlement discussions are in progress among Adelphia and representatives of the SEC and the DoJ.

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC has told the Company's advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.

        The SEC Civil Action is stayed by order of the District Court until April 29, 2005. The SEC Civil Action is not subject to the automatic stay provisions of the Bankruptcy Code. In addition, the Company remains subject to continuing investigation and further action by the DoJ.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        Adelphia previously offered $300,000 in value to settle the SEC Civil Action and to resolve the DoJ's ongoing investigation of the Company, which offer included $125,000 which would be funded from potential proceeds from litigation by or on behalf of Adelphia. Based on that offer, the Company had recorded $175,000 as liabilities subject to compromise in the accompanying consolidated balance sheet. Adelphia has increased its offer to $600,000. This offer has been rejected. Although the Company cannot estimate its full liabilities in these matters, the Company anticipates that the additional offer of $300,000 will be reflected as a reserve in the consolidated financial statements accompanying the February Monthly Operating Report. The Creditors' Committee has filed an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        The Company cannot predict the ultimate resolution of the SEC Civil Action or the DoJ investigation or determine the ultimate effect on its financial condition or results of operations. The outcome of the SEC Civil Action could include civil penalties, disgorgement, and the imposition of mandatory governance guidelines or other restrictions imposed on Adelphia. The outcome of the investigation by the DoJ could include the criminal indictment of Adelphia and/or various entities that are owned or controlled by members of the Rigas Family that operate cable systems and for which the Company provides management services (collectively, the "Managed Cable Entities"), monetary remedies, including fines and restitution, criminal and/or civil forfeiture, and remedies restricting the Company's conduct.

        Other governmental agencies, such as the Federal Communications Commission or local franchise authorities might also take action against the Company in response to or based on the outcome of, or developments in, the SEC Civil Action or the investigation by the DoJ. The outcome of, or developments in, the SEC Civil Action and the investigation by the DoJ could have a material adverse effect on the Company, including possible liquidation of the Company.

Securities and Derivative Litigation

        Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company's shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, and certain former officers and directors of the Company, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a) (2) of the Securities Act. Certain of the state court actions allege various state law claims.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the "MDL Proceedings").

        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the Rigas Family's alleged misconduct was publicly disclosed, three actions were filed in May and June 2002, against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company induced these former shareholders to enter into these stock transactions through improper misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by

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Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

        No pleadings have been filed in the adversary proceeding since September 2003, rendering the adversary proceeding inactive.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets, (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process, (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval. On April 26, 2001, ML Media obtained a court order holding Century's Century/ML Cable management board designee in contempt for violating the consent order.

        In connection with the December 13, 2001 settlement of the above dispute, ACC, Century/ML Cable, ML Media and Highland Holdings ("Highland"), a general partnership owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the "Recap Agreement"), pursuant to which Century/ML Cable agreed to redeem ML Media's 50% interest in Century/ML Cable (the "Redemption") on or before September 30, 2002 for a purchase price between $275,000 and $279,800 depending on the timing of such redemption, plus interest. Among other things, the Recap Agreement provided that (i) Highland would arrange debt financing for the Redemption, (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing, and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for Adelphia's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a prepetition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages" which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland Holdings, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

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indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800 plus costs and interest in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800 and the fair market value of its interest in Century/ML Cable, plus costs, interest and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Amended Plan contemplates that ML Media will receive no distribution until such dispute is resolved. The parties have from time to time engaged in settlement discussions relating to a potential settlement of their disputes, but no agreement has been reached and the parties may not be able to reach a settlement agreement.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 4% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock issued by Adelphia under the Stand-Alone Plan and are not subordinated to Adelphia's senior classes of indebtedness with respect to such common stock distributions.

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new Adelphia common stock would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the ground, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy's Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of

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the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud. On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice, but the DoJ has requested that a new trial date be set to retry Michael J. Rigas on the securities fraud charges. On November 1, 2004, Michael J. Rigas' post-trial motion for dismissal of all charges was denied. The post-trial motions of John J. and Timothy J. Rigas in which they sought to overturn the guilty verdicts were denied on November 15, 2004. Both have stated that they intend to appeal the guilty verdicts. A hearing is scheduled for February 28, 2005, at which time the District Court is expected to consider the DoJ's request to set a retrial date for Michael J. Rigas. The sentencing of John J. Rigas and Timothy J. Rigas is currently scheduled for March 24, 2005.

        The indictment against the Rigases includes a request for entry of a money judgment in an amount exceeding $2,500,000 and for entry of an order of forfeiture. The Company believes that the DoJ may seek through such criminal forfeiture all interests of the convicted Rigas defendants in the Rigas Family Entities, or through civil forfeiture all of the assets of the Rigas Family Entities. The Government may also seek such assets through indictment of such entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,500,000. The Company has asserted claims against members of the Rigas Family and the Rigas Family Entities for amounts due, including their share of the borrowings under the Co-Borrowing Facilities. If the DoJ achieves the forfeiture of such assets, it will be significantly more difficult for the Company to recover on its claims with respect to the Rigas Family Entities. In addition, such forfeiture would make it significantly more difficult, if not impossible, for the Company to acquire ownership of, and maintain operational control over, the Managed Cable Entities which are highly integrated into the Company's operations.

        The Company is not a defendant in the Rigas Criminal Action but remains under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. The Company cannot predict the outcome of this investigation or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation

        On March 20, 2002, the Company commenced an action (the "California Cablevision Action") in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks California from denying permits on the grounds that the Company failed to seek the city's prior approval of an asset purchase agreement (the "Asset Purchase Agreement"), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures"). Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City of Thousand Oaks for use in the operation of the Company's cable business in the city.

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        On March 25, 2002, the city and Ventura County commenced an action (the "Thousand Oaks Action," and collectively with the California Cablevision Action, the "California Actions"), against the Company and Verizon Media Ventures in California State Court alleging that (i) Verizon Media Ventures' entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures' cable franchises, and (ii) the Company's participation in the transaction amounted to actionable interference with those franchises. The City of Thousand Oaks and Ventura County sought injunctive relief to halt the sale and transfer of the Verizon's Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

        On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

        On April 12, 2002, the district court conducted a hearing on the city's and county's application for a preliminary injunction and, on April 15, 2002, the district court entered an order granting the preliminary injunction in part, pending entry of a further order. On May 14, 2002, the district court entered a final preliminary injunction order and findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City of Thousand Oaks and Ventura County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the city and/or the county access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and the Company systems" in the city and the county. The Company appealed the May 14, 2002 Order and on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets, and remanded the actions back to the district court for further proceedings.

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City's cable ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the court set a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. The court scheduled discovery and motion cut-off dates for March 18, 2005 and May 9, 2005, respectively, the expert witness disclosure date for April 8, 2005 and a pre-trial conference date for June 27, 2005.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

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Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the District Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. Adelphia's motion has been fully briefed and argued and is presently under consideration by the court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Tele-Media Examiner Motion

        By motion filed in the Bankruptcy Court on August 5, 2004, TMCD and certain of its affiliates are seeking the appointment of an examiner for the following Debtors: Tele-Media Company of Tri-States, L.P., CMA Cablevision Associates VII, L.P., CMA Cablevision Associates XI, L.P., TMC Holdings Corporation, Adelphia Company of Western Connecticut, TMC Holdings, LLC, Tele-Media Investment Limited Partnership, L. P., Eastern Virginia Cablevision, L.P., Tele-Media Company of Hopewell Prince George, and Eastern Virginia Cablevision Holdings, LLC. Among other things, TMCD alleges that management and the Board breached their fiduciary obligations to the creditors and equity holders of those entities. Consequently, TMCD seeks the appointment of an examiner to investigate and make recommendations to the Bankruptcy Court regarding various issues related to such entities. The hearing on this motion has been consensually adjourned until March 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Company's right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation among the Company, the Creditors' Committee and the Equity Committee, which is being challenged by certain pre-petition lenders, the Bankruptcy Court granted the

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Creditors' Committee leave and standing to file and prosecute claims against the pre-petition lenders, on behalf of the Company, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and the Rigas Family Entities (the "Pre-petition Lender Litigation"). The Company is a nominal plaintiff in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuse committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things, (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants, (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants, (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family, (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases, (v) avoid and recover certain allegedly preferential transfers made to certain defendants, and (vi) recover damages for violations of the Bank Holding Company Act.

        Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues, but the Bankruptcy Court has not issued a ruling yet. The Equity Committee has filed a motion seeking authority to bring additional claims against the pre-petition lenders pursuant to the Racketeering Influenced and Corrupt Organizations ("RICO") Act. The Bankruptcy Court heard oral argument on these motions on December 20 and December 21, 2004, but the Bankruptcy Court has not yet ruled on the motions.

        Under the Amended Plan, the Company is seeking to compromise and settle, in part, the Pre-petition Lender Litigation, including through the dismissal of certain claims and the release of certain defendants.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000 in respect of debt and equity claims, as well as an additional claim of approximately $35,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy

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Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Chapter 11 Cases granting Devon Mobile limited relief from the automatic stay to file (i) a complaint against the Company based on the Devon Claims and (ii) objections to the Company Claims in the Devon Mobile Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile commenced an adversary proceeding in the Chapter 11 Cases (the "Devon Adversary Proceeding") through the filing of a complaint (the "Devon Complaint") in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile (the "Company Answer"), which encompassed the Company Claims. On September 21, 2004, the Bankruptcy Court entered an order approving an amendment to the Devon Stay Stipulation which provides that the Company Claims will be prosecuted to final order in the Bankruptcy Court and will be given full force and effect by the Devon Mobile Bankruptcy Court taking into account the rights of set-off and/or recoupment of the parties with respect thereto. On September 30, 2004, Devon Mobile filed an answer with respect to the counterclaims asserted by the Company in the Company Answer and denying liability for the Company Claims. On October 13, 2004, the Company filed a motion for judgment on the pleadings dismissing Devon Mobile's demand for punitive damages and, by stipulation, Devon Mobile withdrew its punitive damages claims without prejudice. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. As of the date hereof, the Motion for Leave remains pending before the Bankruptcy Court. Any recovery of the Company Claims is uncertain at this time.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim.

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dispositive motions has been scheduled.

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        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Litigation Relating to Rigas Family Defense Costs

        In July 2003 and again in February 2004, the Rigas Family sought approval from the Bankruptcy Court to use cash from the Managed Cable Entities to fund the Rigas Family members' civil and criminal defense costs. The Rigas Family claimed they were entitled to this funding based on certain purported indemnity and other rights they said they had as officers, directors, and controlling shareholders of the Managed Cable Entities. In an order dated August 7, 2003, among other things, the Bankruptcy Court granted the Rigas Family members' request to the extent of $15,000. In a decision rendered from the bench on February 18, 2004 and entered as an order on March 9, 2004, the Bankruptcy Court amended that order to allow an additional $12,800 to be spent on criminal defense costs and denied the Rigas Family members' request for additional funding for civil defense costs.

        Adelphia and the Creditors' Committee appealed the February 18, 2004 ruling and moved for a stay pending the appeal of the Bankruptcy Court's March 9, 2004 order. A hearing on the motion for a stay pending appeal was held on March 17, 2004 in the District Court. On March 22, 2004, the District Court denied Adelphia's motion for a stay pending appeal of the Bankruptcy Court's March 9, 2004 order. On September 14, 2004, the Rigas Family members again moved to amend the August 7, 2003 and March 9, 2004 orders, seeking approximately $11,000 more in cash from the Managed Cable Entities to fund civil and criminal defense costs. While that motion was pending, the District Court issued a decision on September 27, 2004, vacating the Bankruptcy Court's March 9, 2004 order and remanding the matter back to the Bankruptcy Court for further consideration.

        On November 8, 2004, a hearing occurred regarding evidentiary issues relating to the Rigas Family members' latest motion at which time the court granted Adelphia's motion to exclude certain evidence. Another evidentiary hearing was held on November 22, 2004, concerning the ability of the Rigases to obtain additional funding of attorneys fees both pursuant to the request which was granted but vacated by the District Court and the latest request for an additional $11,000. The Bankruptcy Court has not yet ruled on the Rigas Family members' motions. As of January 31, 2005, $27,800 had been advanced to the Rigas Family.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to Adelphia's Preferred Stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court (the "Rigas Civil Action") against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities. This action generally alleges that defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the RICO Act (Counts I-IV), breach of fiduciary duty (Count securities fraud (Count VI), fraudulent concealment (Count VII), fraudulent misrepresentation (Count VIII), conversion (Count IX), waste of corporate assets (Count X), breach of contract (Count XI), unjust enrichment (Count XII), fraudulent conveyance (Count XIII), constructive trust (Count XIV), inducing breach of fiduciary duty (Count XV), and a request for an accounting (Count XVI) (the "Amended Complaint"). The Amended Complaint seeks relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigases' improper conduct and attorneys' fees.

        On June 7, 2003, U.S. District Court Judge George Daniels denied the defendants' motion to remove the case from the Bankruptcy Court to the District Court.

        On January 16, 2003, John J., Michael J., Timothy J. and James P. Rigas, Doris Rigas and the Rigas Family Entities (collectively referred to as "Rigas Defendants"), Peter L. Venetis and Ellen Rigas Venetis each filed motions to dismiss the Amended Complaint. These motions were argued in April 2004. On June 28, 2004, the Bankruptcy Court denied the Rigas Defendants' motion to dismiss the Amended Complaint only as to the state law claims (Counts V, VII-XVI) and expressly reserved its ruling on the remaining federal law claims (RICO and securities fraud counts (Counts I-IV, VI)). The Bankruptcy Court further ruled that the Rigas Defendants will have no obligation to answer all or part of the Amended Complaint until either: (i) the Bankruptcy Court rules upon the Rigas Defendants' motion to dismiss the federal law claims asserted in the Amended Complaint; or (ii) by further order of the Bankruptcy Court.

        On August 20, 2004, Adelphia moved for partial summary judgment against John J., Timothy J., Michael J., and James P. Rigas, and the Rigas Family Entities on counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. Adelphia seeks judgment in the amount of $3,232 million plus pre-judgment interest from April 30, 2002, and asks the court to impose a constructive trust on the Rigases' monies and property acquired, directly or indirectly, through the use of the Company's funds and credit, and to order the reconveyance of all such monies and property to the Company. On October 20, 2004, the Rigas Defendants filed their response to Adelphia's motion pursuant to Rule 56(f) of the Federal Rules of Civil Procedure, claiming that the court should delay consideration of the motion until the Rigas Defendants have had the opportunity to conduct additional discovery. On October 22, 2004, the co-borrowing facility banks moved to intervene in the Rigas Adversary Proceedings as to Counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. A hearing was held on December 15, 2004, at which time the Bankruptcy Court granted the banks' motion to intervene but specified that prior to propounding any discovery the banks were to seek agreement from the parties or, in the event the parties cannot reach agreement, leave of court. In a December 2, 2004 decision, the Bankruptcy Court agreed to delay consideration of the motion until the Rigas Defendants could conduct certain, but not all, of the additional discovery they had requested. The hearing on the motion is currently scheduled for March 17, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Adelphia's Lawsuit Against Deloitte

        Adelphia sued Deloitte, Adelphia's former independent auditors, on November 6, 2002 in the Court of Common Pleas for Philadelphia County seeking damages for Deloitte's role in the Rigas Family's alleged misappropriation of funds from the Company. The complaint brings causes of action for professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution. The complaint alleges, among other things, that Deloitte knew of at least aspects of the alleged misappropriation and misconduct of the Rigas Family, and that other alleged acts of self-dealing and misappropriation by the Rigas Family were readily apparent to Deloitte from the books and records that Deloitte reviewed and to which it had access. The complaint alleges that, in either case, Deloitte had a duty to report the Rigas Family's alleged misconduct to those who could have acted to stop the Rigas Family, but Deloitte did not do so. The complaint seeks damages of an unspecified amount.

        Deloitte filed preliminary objections to the complaint, which were overruled by the court by order dated June 11, 2003.

        On September 15, 2003, Deloitte filed an Answer, New Matter, and Counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas and James P. Rigas. In this complaint, Deloitte alleged causes of action for fraud, negligent misrepresentation and contribution. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the criminal action against John J. Rigas, Timothy J. Rigas, Michael J. Rigas and Michael C. Mulcahey, which Adelphia opposed. Following this motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun deposition discovery. On January 10, 2005, the court signed a scheduling order stating, among other deadlines, that (i) all discovery in the case is to be completed by June 6, 2005, (ii) pre-trial motions are to be filed by July 5, 2005 and (iii) the court expects the case to be ready for trial by October 3, 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E Preferred Stock Motion

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' NOL carryovers. The motion was heard on November 10, 2004, and on November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

        On February 4, 2005, Adelphia entered into a stipulation postponing, to the extent applicable, the conversion date of both the Series E Preferred Stock and the Series F Preferred Stock until March 1, 2005.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability with respect to any of these actions will not materially affect the Company's financial position or results of operations.

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Note 9. Additional information

Reclassification

        Certain amounts for the thirty-one months ended January 31, 2005 have been reclassified to conform with the January 31, 2005 monthly presentation.

Dispositions

        As more fully described in Note 6, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security business for approximately $38,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750 and is subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business. This agreement was approved by the Bankruptcy Court on January 28, 2005. The transaction is expected to close in the first quarter of 2005.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") Government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

        Restricted cash is primarily comprised of: (i) cash receipts from customers that were placed in trust as a result of a dispute arising from the acquisition of a cable system, (ii) amounts that are required to be used to fund mandatory prepayments of principal on the First Extended DIP Facility in connection with the consummation of certain asset sales and (iii) amounts that are required to be used to pay worker's compensation expenses. Details of restricted cash are presented below:

January 31, 2005
Current restricted cash:
Dispute related to acquisition	$3,625
Reduction events	1,506
Other	45

Total	$5,176

Noncurrent restricted cash:
Worker's compensation	$1,621
Other	3,020

Total	$4,641

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $35,892 at January 31, 2005.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of January 31, 2005.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010 and $310,323 for the respective one and thirty-one months ended January 31, 2005.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $41,223 and $1,008,860 for the one and thirty-one month periods ended January 31, 2005, respectively. Included in these amounts are cash payments made by the Company of $16,492 and $422,621 for the one and thirty-one month periods ended January 31, 2005, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the continuity program that consists of two distinct programs (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan" and, together with the Stay Plan, the "Continuity Program"), which are each designed to motivate certain employees to remain with the Debtors. Certain executive officers of Adelphia are not eligible to participate in the Continuity Program. In addition, the order authorized certain amendments to the Amended and Restated Severance Program and certain formal employment agreements. With respect to the Stay Plan and the Sale Plan, in the event that (i) a Change in Control (as defined in the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under both the Stay Plan and the Sale Plan are payable, the total cost of the Continuity Program could reach approximately $30,800 (including approximately $9,800 payable under the Stay Plan, $18,000 payable under the Sale Plan, and a $3,000 pool from which the CEO of Adelphia may grant additional bonuses).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of January 31, 2005 and December 31, 2004.

	Filing Entities	Brazil	Century/ML Cable and St. Marys	Rigas Entities	Total
January 31, 2005:
Basic customers	4,754,772	53,391	226,739	143,076	5,177,978
Digital customers	1,841,345	—	85,248	67,103	1,993,696
High speed internet customers	1,337,079	4,680	77,506	7,394	1,426,659

Total revenue generating units	7,933,196	58,071	389,493	217,573	8,598,333

December 31, 2004:
Basic customers	4,789,214	52,120	142,484	227,765	5,211,583
Digital customers	1,856,529	—	66,913	85,506	2,008,948
High speed internet customers	1,316,163	4,348	6,514	76,663	1,403,688

Total revenue generating units	7,961,906	56,468	215,911	389,934	8,624,219

Note 11. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 33 are for the period from January 1 through January 31, 2005 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended January 31, 2005	Reference
Gross wages paid	$44,513,128	Schedule I
Employee payroll taxes withheld	9,889,751	Schedule I
Employer payroll taxes due	5,545,285	Schedule I
Payroll taxes paid*	13,709,183	Schedule II*
Sales and other taxes due	6,901,589	Schedule III
Gross taxable sales	83,949,909	Schedule III
Real estate and personal property taxes paid	1,899,643	Schedule IV
Sales and other taxes paid	6,245,098	Schedule V
Cash disbursements	347,358,652	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule I
Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended January 31, 2005

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
07-Jan-05	$21,036,314	$4,550,052	$2,644,728
21-Jan-05	23,476,814	5,339,699	2,900,557
Total	$44,513,128	$9,889,751	$5,545,285

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 1 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	$5,375,257	01/10/2005
STATE OF ALABAMA	3,856	01/10/2005
STATE OF ARIZONA	1,939	01/10/2005
STATE OF CALIFORNIA	151,194	01/10/2005
STATE OF COLORADO	59,604	01/10/2005
STATE OF CONNECTICUT	16,704	01/10/2005
STATE OF GEORGIA	6,674	01/10/2005
STATE OF IDAHO	4,572	01/10/2005
STATE OF INDIANA	848	01/10/2005
STATE OF KANSAS	336	01/10/2005
STATE OF KENTUCKY	17,356	01/10/2005
STATE OF MAINE	22,688	01/10/2005
STATE OF MARYLAND	11,713	01/10/2005
STATE OF MASSACHUSETTS	23,597	01/10/2005
STATE OF NEW YORK	99,542	01/10/2005
STATE OF NORTH CAROLINA	11,658	01/10/2005
STATE OF OHIO	71,179	01/10/2005
STATE OF OKLAHOMA	310	01/10/2005
STATE OF PENNSYLVANIA	83,576	01/10/2005
STATE OF SOUTH CAROLINA	2,878	01/10/2005
STATE OF VERMONT	14,412	01/10/2005
STATE OF VIRGINIA	51,681	01/10/2005
ADAMS COUNTY EIT AGENCY	10	01/17/2005
ALTOONA AREA SCHOOL DISTRICT	846	01/17/2005
ASHLAND FINANCIAL DEPARTMENT	1,405	01/17/2005
BEDFORD COUNTY TAX SERVICE	943	01/17/2005
BERKHEIMER ASSOCIATES	90	01/17/2005
BETHEL PARK BOROUGH	2,182	01/17/2005
BLAIRSVILLE BORO	544	01/17/2005
BOROUGH OF ROCHESTER	80	01/17/2005
BOURBON COUNTY OCCUP	9	01/17/2005
BOYLE COUNTY COURTHOUSE	336	01/17/2005
BREATHITT TAX ADMIN	97	01/17/2005
BROOKLYN CITY INCOME TAX	141	01/17/2005
BRYAN CITY INCOME TAX	2,130	01/17/2005
CATIZ VILLAGE INCOME TAX	79	01/17/2005
CELINA CITY	823	01/17/2005
CENTRAL TAX BURE(A)	74	01/17/2005
CENTRAL TAX BUREAU OF P	141,690	01/17/2005
CITY OF AKRON	761	01/17/2005
CITY OF BEATTYVILLE	108	01/17/2005
CITY OF BEDFORD TAX DEPT	276	01/17/2005
CITY OF BRUNSWICK	1,172	01/17/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 2 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
CITY OF CAMBRIDGE	1,409	01/17/2005
CITY OF CARLISLE	39	01/17/2005
CITY OF CINCINNATI	490	01/17/2005
CITY OF CONNEAUT	420	01/17/2005
CITY OF CUYAHOGA FALLS	78	01/17/2005
CITY OF CYNTHIANA	231	01/17/2005
CITY OF DOVER	12	01/17/2005
CITY OF GENEVA	213	01/17/2005
CITY OF HARRODSBURG	777	01/17/2005
CITY OF HEATH	455	01/17/2005
CITY OF IRONTON	668	01/17/2005
CITY OF JEFFERSONSVILLE	51	01/17/2005
CITY OF LEBANON	232	01/17/2005
CITY OF MILLESBURG	19	01/17/2005
CITY OF NEW PHILADELPHIA	2,809	01/17/2005
CITY OF PARIS	520	01/17/2005
CITY OF PORT CLINTON	1,665	01/17/2005
CITY OF PORTSMOUTH	1,535	01/17/2005
CITY OF RICHMOND	15,680	01/17/2005
CITY OF RUSSELL	887	01/17/2005
CITY OF SOLON	472	01/17/2005
CITY OF STANTON	75	01/17/2005
CITY OF STRUTHERS	814	01/17/2005
CITY OF TWINSBURG	369	01/17/2005
CITY OF VAN WERT	514	01/17/2005
CITY OF VANCEBURG	132	01/17/2005
CITY OF VERSAILLES	534	01/17/2005
CITY OF WASHINGTON COURTHOUSE	464	01/17/2005
CITY OF WAVERLY	141	01/17/2005
CITY OF WILMORE	118	01/17/2005
CITY OF ZANESVILLE	118	01/17/2005
CITY TREASURER	10	01/17/2005
CLARION WAGE TAX OFFICE	1,251	01/17/2005
CLAY CITY	84	01/17/2005
CLEARFIELD BORO	123	01/17/2005
COLLECTOR OF TAXES	1,040	01/17/2005
COLLEGE TOWNSHIP TREASURE	10,544	01/17/2005
COLUMBUS CITY INCOME TAX	6,211	01/17/2005
COMM OF TAXATION, VILLAGE OF WHITEHOUSE	109	01/17/2005
COSHOCTON CITY	1,023	01/17/2005
DEFIANCE CITY INCOME TAX	3,398	01/17/2005
DIRECTOR OF FINANCE	326	01/17/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 3 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
FLEMINGSBURG OCCUP LICENSE FEE	50	01/17/2005
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	24	01/17/2005
GARRARD COUNTY FISCAL COURT	308	01/17/2005
GETTYSBURG AREA SD	3,274	01/17/2005
HAB-EIT	489	01/17/2005
HAB-EIT	11,630	01/17/2005
HAB-EIT	3,598	01/17/2005
HAB-EIT	5,305	01/17/2005
HAB-EIT	1,561	01/17/2005
HAB-EIT	1,065	01/17/2005
HAB-EIT	1,259	01/17/2005
HAB-EIT	802	01/17/2005
HAB-EIT	177	01/17/2005
HARRISON COUNTYTAX ADMINISTRAT	1	01/17/2005
HERMITAGE RECEIVER OF TAXES	3,255	01/17/2005
INTERNAL REVENUE SERVICE	18	01/17/2005
JESSAMINE COUNTY	419	01/17/2005
JEWETT VILLAGE INCOME TAX	7	01/17/2005
JORDAN TAX SERVICE INC	50	01/17/2005
LAUREL COUNTY	354	01/17/2005
LAUREL MOUNTAIN TAX COLLECTIONS	10	01/17/2005
LINCOLN CO OCCUPATIONAL LICENSE	59	01/17/2005
LOCK HAVEN	1,261	01/17/2005
LOGAN CITY INCOME TAX	771	01/17/2005
LYKENS BOROUGH	635	01/17/2005
MADISON COUNTY	469	01/17/2005
MAINE REVENUE SERVICE	156	01/17/2005
MARION COUNTY TREASURER	189	01/17/2005
MCLEAN COUNTY LICENSE FEE	86	01/17/2005
MERCER COUNTY FISCAL COURT	235	01/17/2005
MIFFCO TAX SERVICE INC	1,202	01/17/2005
MINERVA VILLAGE INCOME TAX	853	01/17/2005
MONTGOMERY COUNTY	536	01/17/2005
MOREHEAD DIRECTOR OF FIN	336	01/17/2005
NELSON COUNTY TAX ADMIN	199	01/17/2005
NEW YORK STATE DEPARTMENT OF TA	70,073	01/17/2005
NICHOLASVILLE TREASURER	814	01/17/2005
NOCHOLAS COUNTY	10	01/17/2005
NORTHWESTERN SD	154	01/17/2005
NORTHWOOD DEPT OF TAXATION	229	01/17/2005
OCCUPATIONAL TAX ADMINISTRATION	87	01/17/2005
OHIO COUNTY	40	01/17/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 4 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
POWELL COUNTY	92	01/17/2005
RECEIVER OF TAXES	6,382	01/17/2005
RICHLAND TOWNSHIP	221	01/17/2005
ROCHESTER BORO SD	80	01/17/2005
ROWAN COUNTY FINANCE	462	01/17/2005
SANDY TOWNSHIP	316	01/17/2005
SOMERSET	1,022	01/17/2005
SPRINGFIELD CITY (A)	72	01/17/2005
STANFORD OCCUPATIONAL TAX	31	01/17/2005
STATE COLLEGE BOROUGH TAX OFFIC	10	01/17/2005
SUSAN ROBERTS	255	01/17/2005
THE CITY OF ERIE	20	01/17/2005
TREASURE CLARK COUNTY COURHOUSE	89	01/17/2005
TREASURER BUTLER COUNTY	33	01/17/2005
TYRONE AREA SCHOOL DISTRICT	142	01/17/2005
UNION COUNTY TAX ADMINISTRATOR	88	01/17/2005
VERMONT DEPARTMENT OF TAXES	1	01/17/2005
VILLAGE OF ABERDEEN	382	01/17/2005
VILLAGE OF CARROLLTON	105	01/17/2005
VILLAGE OF FAYETTE	187	01/17/2005
VILLAGE OF GEORGETOWN	15	01/17/2005
VILLAGE OF GRANVILLE	311	01/17/2005
VILLAGE OF HOPEDALE	7	01/17/2005
VILLAGE OF JEFFERSON	38	01/17/2005
VILLAGE OF JEFFERSONSVILLE	150	01/17/2005
VILLAGE OF LEWELLVILLE	157	01/17/2005
VILLAGE OF MALVERN	13	01/17/2005
VILLAGE OF MANTUA	199	01/17/2005
VILLAGE OF MILLERSBURG	568	01/17/2005
VILLAGE OF MINSTER	502	01/17/2005
VILLAGE OF NEW BOSTON	313	01/17/2005
VILLAGE OF NORTH KINGSVILLE	21	01/17/2005
VILLAGE OF OAK HARBOR	107	01/17/2005
VILLAGE OF RICHFIELD	128	01/17/2005
VILLAGE OF RIO GRANDE	82	01/17/2005
VILLAGE OF SCIO TREASURER	25	01/17/2005
VILLAGE OF SEBRING	255	01/17/2005
VILLAGE OF TONTOGANY	17	01/17/2005
VILLAGE OF WATERVILLE	1,391	01/17/2005
VILLAGE OF WEST UNITY	292	01/17/2005
VIRGINIA	116	01/17/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 5 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
WASHINGTON COUNT(A)	85	01/17/2005
WASHINGTON DC—DIV OF FINANCE	57	01/17/2005
WAUSEON INCOME TAX DEPARTMENT	383	01/17/2005
WOLFE COUNTY	104	01/17/2005
WOODFORD COUNTY	49	01/17/2005
CITY OF MIDWAY	110	01/18/2005
DIRECTOR OF FINANCE	971	01/18/2005
HAB-EIT	141	01/18/2005
INTERNAL REVENUE SERVICE	28,537	01/18/2005
BUREAU OF EMPLOYER TAX OPERATIO	57,905	01/19/2005
BUREAU OF EMPLOYMENT PROGRAMS	667	01/19/2005
BUREAU OF EMPLOYMENT SERVICES	15,460	01/19/2005
CASHIER-TEXAS WORKFORCE COMMISS	114	01/19/2005
DEPARTMENT OF ECONOMIC SECURITY	37	01/19/2005
DEPARTMENT OF EMPLOYMENT	1,973	01/19/2005
DEPARTMENT OF EMPLOYMENT SECURI	190	01/19/2005
DEPARTMENT OF HUMAN RESOURCES	12	01/19/2005
DEPARTMENT OF INDUSTRIAL RELATI	307	01/19/2005
DEPARTMENT OF LABOR	3,396	01/19/2005
DEPARTMENT OF LABOR	2,831	01/19/2005
DEPARTMENT OF LABOR	1,866	01/19/2005
DEPARTMENT OF LABOR & EMPLOYMEN	19,935	01/19/2005
DIVISION OF UNEMPLOYMENT INSURA	648	01/19/2005
EMPLOYMENT DEVELOPMENT DEPT	36,092	01/19/2005
EMPLOYMENT RESOURCES DIVISION	1	01/19/2005
EMPLOYMENT SECURITY COMMISSION	2,983	01/19/2005
EMPLOYMENT SECURITY COMMISSION	162	01/19/2005
EMPLOYMENT SECURITY DEPARTMENT	3,078	01/19/2005
HAB-EIT TAX ADMIN	1,237	01/19/2005
MASSACHUSETTS DIVISION OF	9,026	01/19/2005
MONTANA DEPARTMENT OF LABOR	103	01/19/2005
NEW HAMPSHIRE DEPARTMENT OF EMP	1,635	01/19/2005
NYS UNEMPLOYMENT INSURANCE	22,434	01/19/2005
OFFICE OF UNEMPLOYMENT INS	2,502	01/19/2005
PUNXSUTAWNEY BORO	2,344	01/19/2005
STATE OF NEVADA	390	01/19/2005
VERMONT DEPARTMENT OF	2,511	01/19/2005
VIRGINA EMPLOYMENT COMMISSION	5,263	01/19/2005
ASHTABULA INCOME TAX	295	01/24/2005
CASHIER-TEXAS WORKFORCE COMMISS	277	01/24/2005
CENTRAL COLLECTION AGENCY	34,898	01/24/2005
CITY OF CHILLICOTHE	2,125	01/24/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 6 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
CITY OF CLEVELAND HEIGHTS	5,045	01/24/2005
CITY OF DANVILLE	277	01/24/2005
CITY OF HUNTINGTON	276	01/24/2005
CITY OF MARION	932	01/24/2005
CITY OF NEWARK	3,157	01/24/2005
CITY OF PITTSBURGH	1,620	01/24/2005
COLUMBUS CITY INCOME TAX	2,516	01/24/2005
DEPARTMENT OF INDUSTRIAL RELATI	19	01/24/2005
DIRECTOR OF FINANCE	194	01/24/2005
INTERNAL REVENUE SERVICE	6,232,160	01/24/2005
LORAIN CITY TAX	1,934	01/24/2005
MISSISSIPPI STATE TAX COMMISSN	2,407	01/24/2005
MONTANA DEPARTMENT OF REVENUE	769	01/24/2005
RITA	10,919	01/24/2005
SCHOOL DISTRICT INCOME TAX	2,249	01/24/2005
STATE OF ARIZONA	2,766	01/24/2005
STATE OF CALIFORNIA	188,030	01/24/2005
STATE OF COLORADO	65,808	01/24/2005
STATE OF CONNECTICUT	5,733	01/24/2005
STATE OF GEORGIA	7,950	01/24/2005
STATE OF IDAHO	4,431	01/24/2005
STATE OF INDIANA	863	01/24/2005
STATE OF KANSAS	350	01/24/2005
STATE OF KENTUCKY	21,153	01/24/2005
STATE OF MAINE	22,373	01/24/2005
STATE OF MARYLAND	14,807	01/24/2005
STATE OF MASSACHUSETTS	27,369	01/24/2005
STATE OF MICHIGAN	205	01/24/2005
STATE OF NEW YORK	116,959	01/24/2005
STATE OF NORTH CAROLINA	14,832	01/24/2005
STATE OF OHIO	92,123	01/24/2005
STATE OF OKLAHOMA	359	01/24/2005
STATE OF PENNSYLVANIA	89,989	01/24/2005
STATE OF SOUTH CAROLINA	3,841	01/24/2005
STATE OF VERMONT	19,234	01/24/2005
STATE OF VIRGINIA	65,683	01/24/2005
STATE OF WISCONSIN	609	01/24/2005
TREASURER CITY OF OWENSBORO	338	01/24/2005
UTAH STATE TAX COMMISSION	264	01/24/2005
VILLAGE OF GREENWOOD	612	01/24/2005
VIRGINIA	42	01/24/2005

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 7 of 7
Court Reporting schedules for Payroll Taxes Paid for the Month Ended January 31, 2005

Payee	Payroll Taxes Paid	Payment Date
WEST VIRGINIA DEPT OF TAX & REV	16,536	01/24/2005
PA DEPT OF REVENUE	1,186	01/28/2005
INTERNAL REVENUE SERVICE	74	01/29/2005
KENTUCKY REVENUE CABINET	46	01/29/2005
SCHOOL DISTRICT INCOME TAX	22	01/29/2005
INTERNAL REVENUE SERVICE	28,555	01/31/2005
STATE OF NEVADA	256	01/31/2005
TOTAL	13,709,183

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 1 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$215	$3,589
ARIZONA DEPARTMENT OF REVENUE	15	1,139
ARUSF ADMINISTRATION, NECA SERVICES	12	4,237
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,656	355,215
BANK OF AMERICA	305	21,784
BATH COUNTY SCHOOL DISTRICT	1,197	39,894
BEREA COUNTY SCHOOL DISTRICT	2,419	80,630
BOARD OF EQUALIZATION	148	A
BOARD OF EQUALIZATION	(67)	(870)
BOARD OF EQUALIZATION	(38)	(413)
BOURBON COUNTY SCHOOL DISTRICT	568	18,942
BOYD COUNTY SCHOOL DISTRICT	3,277	109,218
BOYLE COUNTY SCHOOL DISTRICT	1,542	51,413
BREATHITT COUNTY SCHOOL DISTRICT	1,048	34,921
BRECKINRIDGE COUNTY BOARD OF EDUCATION	655	21,825
BURGIN INDEPENDENT BOARD OF EDUCATION	318	10,615
BUTLER COUNTY SCHOOL DISTRICT	58	1,935
CA TELECONNECT FUND	35	—
CARTER COUNTY SCHOOL DISTRICT	1,639	54,638
CCHCF-A	37	—
CHCF-B	529	—
CITY O F MONTEREY	—	14
CITY OF ALAHAMBRA	1	17
CITY OF ALBION	335	6,697
CITY OF ALGOURA HILLS	14	280
CITY OF ARCADIA	10	206
CITY OF ASOTIN	—	3
CITY OF BALDWIN PARK	5,809	193,638
CITY OF BALDWIN PARK	6	187
CITY OF BEAUMONT	3,902	130,056
CITY OF BELLEVUE	1	11
CITY OF BOTHELL	3	50
CITY OF BRAWLEY	8,114	202,839
CITY OF BRAWLEY	3	82
CITY OF BURBANK	4	55
CITY OF CHARLOTTESVILLE	52,029	520,292
CITY OF CLAREMONT	22	406
CITY OF COLFAX	2	33
CITY OF COLORADO SPRINGS	137	5,484

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 2 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF COLTON	5	137
CITY OF CULVER CITY	11	98
CITY OF DESERT HOT SPRINGS	4	86
CITY OF EL MONTE	2	31
CITY OF ELK GROVE	1	51
CITY OF ENGLEWOOD	65	1,862
CITY OF FONTANA	162	3,248
CITY OF FONTANA	—	5
CITY OF GARDENA	—	5
CITY OF GLENDALE	2	22
CITY OF GUNNISON	2	72
CITY OF HAWTHORNE	1	20
CITY OF HERMOSA BEACH	21,141	352,353
CITY OF HOLTVILLE	1,981	39,612
CITY OF HOLTVILLE	2	39
CITY OF HUNTINGTON BEACH	—	9
CITY OF INDIO	—	3
CITY OF INGLEWOOD	3	29
CITY OF IRVINE	—	4
CITY OF KALAMA	3	57
CITY OF KELSO	6,164	102,734
CITY OF KIRKLAND	1	21
CITY OF LA HABRA	26,682	444,699
CITY OF LA HABRA	30	498
CITY OF LA VERNE	—	5
CITY OF LAKEWOOD	—	—
CITY OF LEAVENWORTH	—	2
CITY OF LONG BEACH	4	72
CITY OF LONGVIEW	64	1,069
CITY OF LONGVIEW	20,746	345,769
CITY OF LOS ANGELES	548	5,479
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	68,853	1,147,554
CITY OF MORENO VALLEY	31	523
CITY OF NORWALK	3	60
CITY OF OAKLAND	—	1
CITY OF OLYMPIA	1	11
CITY OF PALM SPRINGS	—	6
CITY OF PALOUSE	1	25
CITY OF PALOUSE	529	7,560

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 3 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF PASADENA	5	64
CITY OF PETERSBURG	19,579	97,893
CITY OF PICO RIVERA	14,317	286,342
CITY OF PICO RIVERA	8	156
CITY OF PLACENTIA	15,930	455,144
CITY OF PLACENTIA	7	190
CITY OF POMEROY	—	4
CITY OF PORT HUENEME	10,589	264,713
CITY OF PORT HUENEME	3	87
CITY OF PORTERVILLE	—	2
CITY OF PULLMAN	14	181
CITY OF REDONDO BEACH	45,467	957,207
CITY OF REDONDO BEACH	53	1,115
CITY OF RIALTO	43,577	544,708
CITY OF RIALTO	18	224
CITY OF RIVERSIDE	1	20
CITY OF SALINAS	—	4
CITY OF SAN BERNARDINO	63,881	805,559
CITY OF SAN BERNARDINO	9	109
CITY OF SAN BUENAVENTURA	35,169	703,383
CITY OF SAN FRANCISCO	—	—
CITY OF SAN GABRIEL	—	8
CITY OF SAN LUIS OBISPO	—	—
CITY OF SANTA ANA	13	216
CITY OF SANTA BARBARA	1	9
CITY OF SANTA CRUZ	3	43
CITY OF SANTA MONICA	169,672	1,696,719
CITY OF SANTA MONICA	134	1,335
CITY OF SEAL BEACH	20	179
CITY OF SEATTLE	—	—
CITY OF SHORELINE	1	10
CITY OF SIERRA MADRE	4	63
CITY OF SPOKANE	3	51
CITY OF STANWOOD	—	1
CITY OF TACOMA	—	1
CITY OF TORRANCE	1	17
CITY OF VANCOUVER	1	17
CITY OF VENTURA	12	236
CITY OF WAYNESBORO	27,236	272,360
CITY OF WENATCHEE	1	14

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 4 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF WESTMINISTER	—	—
CITY OF WHITTIER	6	120
CITY OF WINCHESTER	15,310	153,104
CITY OF WOODLAND	3	50
CITY OF ZILLAH	—	1
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	241	8,038
COLORADO DEPT. OF REVENUE	953	33,891
COLORADO DEPT. OF REVENUE	2,862	80,052
COMMISSIONER OF REVENUE SERVICES	292,790	5,576,961
COMMISSIONER OF REVENUE SERVICES	352,793	5,879,884
COMMONWEALTH OF MASSACHUSETTS	7,779	155,587
COMPTROLLER OF MARYLAND	392	7,842
COMPTROLLER OF MARYLAND	15,696	313,887
COMPTROLLER OF PUBLIC ACCOUNTS	1	333
COUNTY OF LOS ANGELES	157	3,130
COUNTY OF MONTGOMERY	8,276	82,755
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,557	151,895
DAVIESS COUNTY BOARD OF EDUCATION	15,961	532,023
DAVIESS COUNTY SCHOOL DISTRICT	226	7,529
DES MOINES	1	20
ELLIOT COUNTY SCHOOL DISTRICT	226	7,519
FLORIDA DEPARTMENT OF REVENUE	3,460,773	24,803,038
FLORIDA DEPARTMENT OF REVENUE	191,435	3,046,321
FRANKLIN COUNTY SCHOOL DISTRICT	104	3,458
GARRAD COUNTY SCHOOL DISTRICT	950	31,660
GEORGIA DEPARTMENT OF REVENUE	16,361	250,693
HANCOCK COUNTY BOARD OF EDUCATION	727	24,228
HARLAN COUNTY SCHOOL DISTRICT	244	8,117
HARRISON COUNTY SCHOOL DISTRICT	2,583	86,107
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,624	87,454
HENDERSON COUNTY BOARD OF EDUCATION	2,286	76,198
ID USF	21	—
IDAHO STATE TAX COMMISSION	5,119	80,103
INDIANA DEPARTMENT OF REVENUE	29,044	484,055
INTERNAL REVENUE SERVICE	39,075	1,302,534
JACKSON INDEPENDENT SCHOOLS	494	16,472
JESSAMINE COUNTY BOARD OF EDUCATION	7,519	250,627
KANSAS DEPT. OF REVENUE	16,774	222,487
KENTUCKY REVENUE CABINET	2,228	37,138
LAUREL COUNTY SCHOOL DISTRICT	6,445	214,846

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 5 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
LEE COUNTY SCHOOL DISTRICT	1,017	33,898
LESLIE COUNTY SCHOOL DISTRICT	988	32,942
LETCHER COUNTY BOARD OF EDUCATION	766	25,535
LEWIS COUNTY BOARD OF EDUCATION	883	35,327
LEWIS COUNTY SCHOOL DISTRICT	287	11,461
LINCOLN COUNTY BOARD OF EDUCATION	1,263	42,101
LOGAN COUNTY SCHOOL DISTRICT	30	1,007
MADISON COUNTY SCHOOL DISTRICT	18,720	623,985
MAINE REVENUE SERVICES	5,858	117,195
MAINE REVENUE SERVICES	266,119	5,322,379
MARION COUNTY BOARD OF EDUCATION	2,768	92,256
MCLEAN COUNTY SCHOOL DISTRICT	712	23,740
MENIFEE COUNTY SCHOOL DISTRICT	428	14,275
MERCER COUNTY SCHOOL DISTRICT	1,745	58,176
MINNESOTA DEPARTMENT OF REVENUE	—	182
MISSISSIPPI STATE TAX COMMISSION	39,583	565,477
MISSISSIPPI STATE TAX COMMISSION	1,588	22,691
MONTANA DEPT. OF REVENUE	10	261
MORGAN COUNTY SCHOOL DISTRICT	1,017	33,885
NC DEPARTMENT OF REVENUE	17,996	233,901
NECA VUSF	240	18,900
NELSON COUNTY BOARD OF EDUCATION	1,329	44,312
NICHOLAS COUNTY SCHOOL DISTRICT	666	22,215
NJ DIVISION OF TAXATION	529	8,817
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
NYS SALES TAX PROCESSING	14,344	237,308
OHIO COUNTY SCHOOL DISTRICT	19	643
OKLAHOMA TAX COMMISSION	489	16,792
OWENSBORO BOARD OF EDUCATION	11,018	367,261
OWSLEY COUNTY BOARD OF EDUCATION	370	12,330
PA DEPARTMENT OF REVENUE	214,859	3,911,654
PA DEPT. OF REVENUE	4,792	95,801
PARIS INDEPENDENT SCHOOL DISTRICT	2,910	96,983
PERRY COUNTY SCHOOL DISTRICT	251	8,369
POWELL COUNTY SCHOOL DISTRICT	1,828	60,947
PSU	452	—
PUC/OREGON UNIVERSAL SERVICE FUND	7	126
ROCKCASTLE COUNTY SCHOOL DISTRICT	899	29,971
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,376	212,529

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 6 of 6
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended January 31, 2005

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
SCOTT COUNTY SCHOOL DISTRICT	7,681	256,022
SOUTH CAROLINA DEPT. OF REVENUE	63,360	787,246
STATE OF MICHIGAN	86	1,439
STATE OF NEW HAMPSHIRE	1,428	20,395
STATE OF NEW HAMPSHIRE	100,968	1,442,422
STATE TAX DEPARTMENT	297,352	4,955,866
TN DEPARTMENT OF REVENUE	61,624	683,701
TOWN OF BLACKSBURG	14,880	148,805
TOWN OF MT CRESTED BUTTE	1,614	35,861
TOWN OF SOUTH BOSTON	4,386	43,859
TREASURER STATE OF OHIO	156,949	2,090,758
UNION COUNTY SCHOOL DISTRICT	2,753	91,762
VERMONT DEPARTMENT OF TAXES	345,607	5,760,138
VERMONT DEPARTMENT OF TAXES	1,139	18,978
VIRGINIA DEPARTMENT OF TAXATION	13,912	278,166
WASHINGTON COUNTY BOARD OF EDUCATION	891	29,702
WASHINGTON DEPT. OF REVENUE	3,934	53,462
WEBSTER COUNTY BOARD OF EDUCATION	658	21,946
WISCONSIN DEPARTMENT OF REVENUE	—	187
WOLFE COUNTY SCHOOL DISTRICT	563	18,753
WOODFORD COUNTY BOARD OF EDUCATION	4,800	160,016
WYOMING DEPARTMENT OF REVENUE	77	1,539

	$6,901,589	$83,949,909

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 1 of 5
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended January 31, 2005

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,467	01/18/05
ALBEMARLE COUNTY	325	01/21/05
ALCORN COUNTY	4,380	01/14/05
ALLEGANY COUNTY TREASURER	42,732	01/13/05
ALLEGANY COUNTY TREASURER	17,227	01/14/05
ANDERSON COUNTY	13,051	01/26/05
ASHTABULA COUNTY COURTHOUSE	2,978	01/01/05
AURORA TOWN HALL	4,253	01/28/05
BAILEY TOWN	679	01/26/05
BLACKBURN CENTER, LLC	433	01/26/05
BOROUGH OF COUDERSPORT	52,142	01/24/05
BRECKENRIDGE COUNTY SHERIFF	2,100	01/01/05
BUCKINGHAM COUNTY	2,232	01/24/05
CAL & JOANNE FAMILY LTD PRTNRSP	1,049	01/01/05
CAL & JOANNE FAMILY LTD PRTNRSP	200	01/21/05
CAMBRIA TOWN COLLECTOR	617	01/12/05
CARTER COUNTY SHERIFF	4,808	01/12/05
CATTARAUGUS COUNTY TREASURER	50,950	01/12/05
CAYUGA COUNTY TREASURER	4,839	01/13/05
CHAUTAUQUA COUNTY	12	01/28/05
CHENANGO COUNTY	6,519	01/06/05
CITY OF FLEMINGSBURG TREASURER	714	01/06/05
CITY OF LOCKPORT	22,212	01/06/05
CITY OF LONDON	1,714	01/21/05
CITY OF LYNCHBURG	425	01/01/05
CITY OF NORTH ADAMS	14,981	01/06/05
CITY OF NORWICH COLLECTOR	2,024	01/06/05
CITY OF OLEAN	5,951	01/06/05
CITY OF OLEAN	7,538	01/12/05
CITY OF OWINGSVILLE	606	01/26/05
CITY OF PARIS	1,275	01/21/05
CITY OF SALT LICK	913	01/01/05
CITY OF UTICA NY	10,850	01/06/05
CITY OF VANCEBURG	224	01/06/05
CITY TREASURER OF DUNKIRK	9,491	01/13/05
CITY TREASURER OF TONAWANDA	913	01/28/05
CLERMONT COUNTY TREASURE	9,120	01/24/05
COLUMBIA FALLS TOWN	154	01/14/05
CONEWANGO TOWN TA	247	01/06/05
CORYDON CITY	749	01/26/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 2 of 5
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended January 31, 2005

Payee	Amount Paid	Check Date
COTTAGE ROAD ASSOC	5,445	01/27/05
COUDERSPORT SCHOOL	168,446	01/24/05
COUNTY OF PULASKI	5,938	01/14/05
CUYAHOGA COUNTY	178,369	01/01/05
DARLINGTON COUNTY	56,408	01/01/05
DAVIESS COUNTY	87,902	01/12/05
DILLON COUNTY TREASURER	227	01/01/05
DILLON COUNTY TREASURER	35,366	01/12/05
DILLON COUNTY TREASURER	276	01/21/05
DORIS LAWTON	936	01/14/05
DORIS LAWTON	170	01/28/05
EAGLE COUNTY TREASURER	—	01/13/05
EASTLAKE COMMERCIAL	61	01/21/05
EL PASO COUNTY TREASURER	1,993	01/24/05
ESSEX COUNTY	5,465	01/13/05
ESSEX TOWN TAX COLLECTOR	683	01/21/05
EUCLID CORRIDOR INDUSTRIAL MALL	1,074	01/26/05
FORESTPORT TOWN COLLECTOR	250	01/06/05
FRANKLIN COUNTY TREASURER	28,066	01/13/05
FRANKLIN COUNTY TREASURER	884	01/14/05
FULTON COUNTY	1,618	01/06/05
GE CAPITAL FLEET SERVICES	4,548	01/10/05
GECFS BY APEX AS AGENT	18,146	01/10/05
GLOUCESTER CITY	6,630	01/12/05
GRANVILLE TOWN TAX	435	01/06/05
GRENADA COUNTY	70	01/14/05
GROSS & JARSON REALTY CO	2,820	01/11/05
HAMILTON COUNTY TREASURER	70	01/06/05
HANCOCK COUNTY	1,521	01/01/05
HARBORCREEK TOWNSHIP	1,597	01/26/05
HARRISON COUNTY TREASURER	9,347	01/24/05
HARRISONBURG CITY	228	01/06/05
HAWESVILLE CITY SHERIFF	644	01/01/05
HENDRY COUNTY	15,539	01/21/05
HERKIMER COUNTY TREASURER	10,795	01/06/05
HOCKING COUNTY TREASURER	320	01/21/05
I-15 SOUTH AUTO CENTER DR LLC	16,975	01/20/05
INDIANOLA CITY	17,540	01/01/05
IOS CAPITAL	270	01/01/05
IREDELL COUNTY TAX COLLECTOR	361	01/24/05
J.J.D. ASSOCIATES OF	6,511	01/04/05
JAMES BRADY	1,197	01/18/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 3 of 5
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended January 31, 2005

Payee	Amount Paid	Check Date
KIR TEMECULA L.P.	105	01/25/05
LACKAWANNA CITY TREASURER	14,297	01/06/05
LARRY SCHREDER	991	01/18/05
LAUREL COUNTY SHERIFF	19,331	01/21/05
LEE COUNTY	455	01/14/05
LEIGH REALTY OF FLORIDA, INC.	668	01/24/05
LEVY COUNTY TAX COLLECTOR	—	01/21/05
LEVY COUNTY TAX COLLECTOR	31,802	01/28/05
LEVY COUNTY TAX COLLECTOR	35,152	01/31/05
LICKING COUNTY TREASURER	2,815	01/24/05
LINCOLN COUNTY FISCAL COURT	2,722	01/06/05
LORAIN COUNTY TREASURER	11,097	01/21/05
LOS ANGELES COUNTY	117,025	01/27/05
LURAY TOWN	9	01/21/05
MADISON COUNTY	59,215	01/06/05
MANCHESTER-BY-THE-SEA	2,687	01/06/05
MARION COUNTY OH	669	01/12/05
MONTGOMERY COUNT	19,656	01/06/05
MONTGOMERY COUNTY	14,858	01/01/05
NEOPOST LEASING	159	01/07/05
NIAGARA COUNTY TREASURER	11,070	01/13/05
NIAGARA COUNTY TREASURER	39,847	01/14/05
NIAGARA FALLS CITY	45,417	01/12/05
NICHOLASVILLE CITY	3,156	01/06/05
ONEIDA COUNTY COMMISSIONER	72,925	01/12/05
ONTARIO COUNTY TREASURER	3,604	01/06/05
ORANGE COUNTY	16,986	01/21/05
ORCHARD PARK TAX COLLECTOR	1,288	01/28/05
PASQUOTANK COUNTY TAX COLLECTOR	24	01/21/05
PEMBROKE TOWN TRESURER	8,827	01/06/05
PIKE COUNTY COURTHOUSE	255	01/21/05
PITNEY BOWES	5	01/07/05
PITNEY BOWES	56	01/14/05
PITNEY BOWES	31	01/21/05
PONTOTOC CITY TREASURER	5,475	01/21/05
POTTER COUNTY	41,912	01/24/05
PRATTSBURGH TOWN	4,113	01/06/05
PULTENEY TOWN	2,665	01/06/05
QUEENSBURY TOWN TREASURER	422	01/13/05
RENSSELAER COUNTY BUREAU OF FIN	3,500	01/13/05
RICHMOND CITY	4,640	01/06/05
RITE AID CORORATION	252	01/21/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 4 of 5
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended January 31, 2005

Payee	Amount Paid	Check Date
ROANOKE COUNTY TREASURER	6	01/21/05
ROCKBRIDGE COUNTY	338	01/06/05
ROWAN COUNTY SHERIFF	10,359	01/06/05
SALISBURY TOWN MA	992	01/21/05
SARATOGA COUNTY TREASURER	4,199	01/26/05
SCHUYLER COUNTY	601	01/12/05
SCIOTO COUNTY	6,795	01/12/05
SCOTT COUNTY SHERIFF TREASURER	14,087	01/01/05
SHELBY TOWN HALL	217	01/06/05
SHERIFF OF LESLIE CO	3,872	01/06/05
SHERIFF OF MASON COUNTY	1,025	01/06/05
SPOTSYLVANIA COUNTY	67	01/12/05
SPRINGFIELD REALTY CORPORATION	447	01/18/05
STERIK SANTA ANA, LP	342	01/19/05
SUNFLOWER COUNTY	12,725	01/14/05
SUPERIOR LEASING INC	253	01/27/05
TALLAHATCHIE CO TAX COLLECTOR	121	01/14/05
THE CITY OF JACKSON TREASURER	754	01/28/05
THE LESTER GROUP INC	454	01/21/05
THE ONONDAGE COUNTY CHEIF	3,814	01/12/05
TIME WARNER CABLE TREASURER	2,423	01/17/05
TOWN OF ABINGTON TREASURER	6,298	01/06/05
TOWN OF AMESBURY	5,340	01/21/05
TOWN OF AMESBURY	22,277	01/24/05
TOWN OF BOURNE	5,223	01/13/05
TOWN OF CAMPTON	1,126	01/12/05
TOWN OF DUNKIRK COLLECTOR	1,061	01/14/05
TOWN OF DUXBURY	8,340	01/06/05
TOWN OF EDGARTOWN	230	01/21/05
TOWN OF ELLICOTTVILLE	21	01/12/05
TOWN OF HERMON	9,962	01/01/05
TOWN OF KINGSTON	4,172	01/06/05
TOWN OF MANCHESTER	1,320	01/01/05
TOWN OF MERRIMAC	1,727	01/06/05
TOWN OF OAK BLUFFS	578	01/12/05
TOWN OF PLYMOUTH	18,619	01/06/05
TOWN OF PLYMOUTH	4,831	01/11/05
TOWN OF PLYMOUTH	293	01/21/05
TOWN OF POMFRET	854	01/21/05
TOWN OF ROCKLAND	647	01/13/05
TOWN OF SANDWICH	18,040	01/06/05
TOWN OF SHERIDAN	1,166	01/24/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 5 of 5
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended January 31, 2005

Payee	Amount Paid	Check Date
TOWN OF SOUTH HILL	62	01/06/05
TOWN OF ST FRANCIS	1,788	01/21/05
TOWN OF TISBURY	2,588	01/06/05
TOWN OF TONAWANDA	220	01/28/05
TSC, LC	435	01/19/05
URBANA TOWN	12,810	01/06/05
VENTURA COUNTY TAX COLLECTOR	210	01/12/05
WARREN COUNTY NY TREASURER	28,010	01/06/05
WASHINGTON COUNTY TREASURER	27,446	01/06/05
WASHINGTON COUNTY TREASURER	1,389	01/13/05
WAYNE TOWN	7,157	01/06/05
WHEELER TOWN & COUNTY TAX	3,234	01/06/05
WISE TOWN TAX COLLECTOR	331	01/26/05
WYOMING COUNTY NY	3,081	01/06/05
YATES COUNTY TREASURER	30,448	01/12/05
TOTAL	1,899,643

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 1 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$233	01/12/05
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	18	01/12/05
ASHLAND INDEPENDENT BOARD OF	Utility Tax	11,462	01/13/05
BATH COUNTY SCHOOL D	Utility Tax	1,215	01/13/05
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,440	01/13/05
BOARD OF EQUALIZATION	Sales Tax	228	01/20/05
BOARD OF EQUALIZATION	Gross Receipts Tax	153	01/28/05
BOARD OF EQUALIZATION	Sales Tax	78	01/31/05
BOURBON COUNTY SCHOOL	Utility Tax	569	01/13/05
BOYD COUNTY SCHOOL D	Utility Tax	3,550	01/13/05
BOYD COUNTY SCHOOL D	Gross Receipts Tax	13	01/18/05
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,551	01/13/05
BREATHITT COUNTY SCH	Utility Tax	1,068	01/13/05
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	686	01/13/05
BUREAU OF TAXATION	Sales Tax	238	01/13/05
BURGIN EDUCATION BO	Utility Tax	327	01/13/05
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	53	01/13/05
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	37	01/07/05
CALIFORNIA HIGH COST FUND-B	Sales Tax	514	01/07/05
CALIFORNIA TELECONNECT FUND	Sales Tax	34	01/07/05
CARTER COUNTY SCHOOL	Utility Tax	1,646	01/13/05
CASTLE ROCK TOWN TREASURER	Sales Tax	2	01/12/05
CITY OF AHLAMBRA	Gross Receipts Tax	2	01/19/05
CITY OF ARCADIA	Gross Receipts Tax	9	01/19/05
CITY OF BALDWIN PARK	Utility Tax	5,342	01/07/05
CITY OF BALDWIN PARK	Gross Receipts Tax	5	01/19/05
CITY OF BEAUMONT	Utility Tax	2,721	01/07/05
CITY OF BRAWLEY	Utility Tax	8,086	01/07/05
CITY OF BRAWLEY	Gross Receipts Tax	11	01/19/05
CITY OF BURBANK	Gross Receipts Tax	53	01/19/05
CITY OF CHARLOTTSVILLE	Utility Tax	52,779	01/13/05
CITY OF COLORADO SPRINGS	Sales Tax	151	01/11/05
CITY OF CULVER CITY	Gross Receipts Tax	8	01/19/05
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	4	01/19/05
CITY OF DOWNEY	Gross Receipts Tax	3	01/19/05
CITY OF EL MONTE	Gross Receipts Tax	6	01/19/05
CITY OF FONTANA	Utility Tax	1,891	01/07/05
CITY OF GARDENA	Gross Receipts Tax	3	01/19/05
CITY OF GLENDALE	Gross Receipts Tax	3	01/19/05
CITY OF GUNNISON	Sales Tax	40	01/12/05
CITY OF HERMOSA BEACH	Utility Tax	20,919	01/07/05
CITY OF HOLTVILLE	Utility Tax	1,901	01/07/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 2 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF HOLTVILLE	Gross Receipts Tax	4	01/19/05
CITY OF HUNTINGTON BEACH	Gross Receipts Tax	5	01/19/05
CITY OF INDIO	Gross Receipts Tax	4	01/19/05
CITY OF INGLEWOOD	Gross Receipts Tax	5	01/19/05
CITY OF KALAMA	Gross Receipts Tax	13	01/18/05
CITY OF KELSO	Utility Tax	18,755	01/24/05
CITY OF LA HABRA	Utility Tax	27,005	01/10/05
CITY OF LA HABRA	Gross Receipts Tax	29	01/19/05
CITY OF LONG BEACH	Gross Receipts Tax	3	01/19/05
CITY OF LONGVIEW	Gross Receipts Tax	190	01/18/05
CITY OF LONGVIEW	Utility Tax	63,468	01/25/05
CITY OF LOS ANGELES	Gross Receipts Tax	616	01/19/05
CITY OF MORENO VALLEY	Utility Tax	60,033	01/10/05
CITY OF MORENO VALLEY	Gross Receipts Tax	27	01/19/05
CITY OF NORWALK	Gross Receipts Tax	6	01/19/05
CITY OF OAKLAND	Gross Receipts Tax	5	01/19/05
CITY OF OLYMPIA	Gross Receipts Tax	20	01/18/05
CITY OF PALOUSE	Gross Receipts Tax	20	01/18/05
CITY OF PALOUSE	Utility Tax	1,575	01/24/05
CITY OF PASADENA	Gross Receipts Tax	11	01/19/05
CITY OF PICO RIVERA	Utility Tax	11,510	01/07/05
CITY OF PICO RIVERA	Gross Receipts Tax	6	01/19/05
CITY OF PLACENTIA	Utility Tax	15,878	01/07/05
CITY OF PLACENTIA	Gross Receipts Tax	7	01/19/05
CITY OF PORT HUENEME	Utility Tax	10,337	01/07/05
CITY OF PORT HUENEME	Gross Receipts Tax	7	01/19/05
CITY OF PULLMAN	Gross Receipts Tax	18	01/18/05
CITY OF REDONDO BEACH	Gross Receipts Tax	69	01/19/05
CITY OF REDONDO BEACH CA	Utility Tax	45,022	01/10/05
CITY OF RIALTO	Utility Tax	585	01/07/05
CITY OF RIALTO	Utility Tax	38,847	01/10/05
CITY OF RIVERSIDE	Gross Receipts Tax	6	01/19/05
CITY OF SALINAS	Gross Receipts Tax	5	01/19/05
CITY OF SAN BERNARDINO	Utility Tax	1,220	01/07/05
CITY OF SAN BERNARDINO	Utility Tax	64,899	01/10/05
CITY OF SAN BERNARDINO	Gross Receipts Tax	10	01/19/05
CITY OF SAN BUENAVENTURA	Utility Tax	34,619	01/10/05
CITY OF SAN JOSE	Gross Receipts Tax	3	01/19/05
CITY OF SANTA ANA	Gross Receipts Tax	13	01/19/05
CITY OF SANTA BARBARA	Gross Receipts Tax	4	01/19/05
CITY OF SANTA MONICA	Utility Tax	352	01/07/05
CITY OF SANTA MONICA	Utility Tax	146,039	01/10/05
CITY OF SANTA MONICA	Gross Receipts Tax	153	01/19/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 3 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF SANTA ROSA	Gross Receipts Tax	2	01/19/05
CITY OF SEAL BEACH	Gross Receipts Tax	21	01/19/05
CITY OF SEATTLE	Gross Receipts Tax	3	01/18/05
CITY OF SIERRA MADRE	Gross Receipts Tax	7	01/19/05
CITY OF SPOKANE	Gross Receipts Tax	23	01/18/05
CITY OF TORRANCE	Gross Receipts Tax	5	01/19/05
CITY OF VANCOUVER	Gross Receipts Tax	9	01/18/05
CITY OF VENTURA	Gross Receipts Tax	9	01/19/05
CITY OF WAYNESBORO	Utility Tax	27,332	01/13/05
CITY OF WHITTIER	Gross Receipts Tax	6	01/19/05
CITY OF WINCHESTER	Utility Tax	15,476	01/13/05
CITY OF WOODLAND	Gross Receipts Tax	14	01/18/05
CLOVERPORT BOARD OF EDUCATION	Utility Tax	245	01/13/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	6	01/11/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	631	01/12/05
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,877	01/20/05
COMPTROLLER OF MARYLAND	Sales Tax	1,650	01/12/05
COMPTROLLER OF MARYLAND	Sales Tax	15,395	01/20/05
CONNECTICUT DEPT OF REVENUE	Sales Tax	356,085	01/31/05
COUNTY OF MONTGOMERY	Utility Tax	8,383	01/13/05
CPUC	Gross Receipts Tax	323	01/12/05
D.C. TREASURER	Sales Tax	3	01/18/05
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,645	01/13/05
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,288	01/13/05
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	12	01/18/05
DEAF TRUST	Sales Tax	67	01/07/05
DEPT OF REVENUE	Sales Tax	236	01/18/05
ELLIOTT COUNTY SCHOO	Utility Tax	226	01/13/05
ENGLEWOOD CITY TREASURER	Sales Tax	216	01/12/05
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	44,902	01/20/05
FLORIDA DEPT OF REVENUE	Sales Tax	117,661	01/20/05
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,334,455	01/20/05
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	101	01/13/05
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	964	01/13/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	104	01/14/05
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	17,197	01/20/05
HANCOCK COUNTY BOARD OF	Utility Tax	753	01/13/05
HARLAN COUNTY SCHOOL	Utility Tax	236	01/13/05
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,587	01/13/05
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,646	01/13/05
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,299	01/13/05
IDAHO STATE TAX COMMISSION	Sales Tax	7,828	01/11/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 4 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
IDAHO UNIVERSAL SERV	Gross Receipts Tax	26	01/17/05
ILLINOIS DEPARTMENT OF REVENUE	Gross Receipts Tax	2	01/12/05
ILLINOIS DEPARTMENT OF REVENUE	Gross Receipts Tax	139	01/19/05
INDIANA DEPT OF REVENUE	Sales Tax	1,822	01/11/05
INDIANA DEPT OF REVENUE	Sales Tax	114	01/12/05
INDIANA DEPT OF REVENUE	Sales Tax	27,257	01/20/05
INTERNAL REVENUE SERVICE	Federal Excise Tax	38,785	01/10/05
JACKSON INDEPENDENT SCHOOLS	Utility Tax	497	01/13/05
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,615	01/13/05
KANSAS DEPT OF REVENUE	Sales Tax	35	01/20/05
KANSAS DEPT OF REVENUE	Sales Tax	17,025	01/25/05
KENTUCKY REVENUE CABINET	Sales Tax	2,265	01/20/05
KENTUCKY STATE TREASURER	Sales Tax	—	01/14/05
LAUREL COUNTY SCHOOL	Utility Tax	11,565	01/13/05
LEE COUNTY SCHOOL DI	Utility Tax	1,042	01/13/05
LESLIE COUNTY SCHOOL	Utility Tax	1,005	01/13/05
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	771	01/13/05
LEWIS COUNTY BOARD OF	Utility Tax	916	01/13/05
LEWIS COUNTY SCHOOL	Utility Tax	297	01/13/05
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,274	01/13/05
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	31	01/13/05
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,690	01/13/05
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	23	01/18/05
MAINE REVENUE SERVICES	Sales Tax	5,813	01/14/05
MARION COUNTY SCHOOL	Utility Tax	2,707	01/13/05
MASS DEPT OF REVENUE	Sales Tax	7,437	01/20/05
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	725	01/13/05
MENIFEE COUNTY SCHOO	Utility Tax	437	01/13/05
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,768	01/13/05
MINNESOTA REVENUE	Gross Receipts Tax	—	01/20/05
MINNESOTA REVENUE	Sales Tax	3	01/20/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	4,552	01/12/05
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	1,599	01/14/05
MONTANA DEPT OF REVENUE	Gross Receipts Tax	10	01/28/05
MORGAN COUNTY SCHOOL	Utility Tax	1,014	01/13/05
NECA KUSF	Gross Receipts Tax	11	01/12/05
NECA TX USF	Gross Receipts Tax	9	01/19/05
NECA VUSF	Gross Receipts Tax	232	01/12/05
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,332	01/13/05
NEW JERSEY SALES TAX	Sales Tax	603	01/20/05
NICHOLAS COUNTY SCHO	Utility Tax	667	01/13/05
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	16,413	01/12/05
NYS SALES TAX PROCESSING	Sales Tax	1,897	01/12/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 5 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
NYS SALES TAX PROCESSING	Sales Tax	5,280	01/13/05
OFFICE OF REGULATIONS	Gross Receipts Tax	226	01/27/05
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	20	01/13/05
OKLAHOMA TAX COMMISSION	Sales Tax	496	01/07/05
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,091	01/13/05
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	374	01/13/05
PA DEPARTMENT OF REVENUE	Sales Tax	198,073	01/20/05
PA DEPARTMENT OF REVENUE	Sales Tax	11,725	01/24/05
PA DEPT. OF REVENUE	Sales Tax	2,540	01/18/05
PA DEPT. OF REVENUE	Sales Tax	285	01/24/05
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,967	01/13/05
PERRY COUNTY SCHOOL	Utility Tax	261	01/13/05
PETERSBURG CITY O(T)	Utility Tax	23,997	01/13/05
POWELL COUNTY SCHOOL	Utility Tax	1,863	01/13/05
ROCKCASTLE COUNTY SCHOOL	Utility Tax	921	01/13/05
RUSSELL INDEPENDENT	Utility Tax	6,762	01/17/05
SCOTT COUNTY SCHOOL	Utility Tax	7,702	01/13/05
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	41,166	01/20/05
STATE COMPTROLLER	Sales Tax	149	01/20/05
STATE OF ARKANSAS	Sales Tax	6	01/18/05
STATE OF CONNECTICUT	Sales Tax	205	01/24/05
STATE OF MICHIGAN	Sales Tax	270	01/12/05
STATE OF NEW HAMPSHIRE	Utility Tax	140,210	01/10/05
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,533	01/12/05
STATE OF RHODE ISLAND	Sales Tax	14	01/18/05
STATE TAX DEPARTMENT	Sales Tax	151,421	01/10/05
TENNESSEE DEPT OF REVENUE	Sales Tax	604	01/13/05
TENNESSEE DEPT OF REVENUE	Sales Tax	61,907	01/20/05
TOWN OF ALBION	Utility Tax	337	01/18/05
TOWN OF BLACKSBURG	Utility Tax	15,159	01/13/05
TOWN OF MT CRESTED BUTTE	Utility Tax	1,391	01/11/05
TOWN OF SOUTH BOSTON	Utility Tax	4,394	01/13/05
TREASURER—STATE OF OHIO	Sales Tax	41,469	01/20/05
TREASURER OF STATE OF OHIO	Sales Tax	46,550	01/20/05
TREASURER OF STATE OF OHIO	Sales Tax	52,009	01/24/05
TREASURER STATE OF OHIO	Sales Tax	8,959	01/12/05
TREASURER STATE OF OHIO	Sales Tax	7,447	01/14/05
TREASURER STATE OF OHIO	Sales Tax	1,342	01/18/05
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,800	01/13/05
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	249	01/07/05
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	34,709	01/05/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule V	Page 6 of 6
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended January 31, 2005

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
VERMONT DEPT OF TAXES	Sales Tax	289,132	01/18/05
VERMONT DEPT OF TAXES	Sales Tax	60,601	01/19/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,661	01/17/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,655	01/18/05
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	10,249	01/19/05
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	911	01/13/05
WASHINGTON DEPT OF REVENUE	Sales Tax	3,936	01/18/05
WEBSTER COUNTY BOARD OF	Utility Tax	686	01/13/05
WEST VIRGINIA STATE TAX DEPT	Sales Tax	158,217	01/20/05
WISCONSIN DEPARTMENT OF REVEN	Sales Tax	43	01/20/05
WOLFE COUNTY SCHOOL	Utility Tax	564	01/13/05
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,752	01/13/05

Total		$6,245,098

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 1 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	5,877,598
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	320
ACC OPERATIONS, INC.	081-02-41956	02-41956	191,624
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	371,362
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	1,388
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,566,947
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	488,368
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	879,449
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,091,412
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	4,332,372
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,553,612
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	706,640
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	711,384
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	737,485
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,427,044
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	234,839
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	804,786
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	254,291
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	207,501
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,423,192
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	157,325
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	61,888,960
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,072,249
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,076,561
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	12,494,936
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	69,270
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	320
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,906,237
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,559,756
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	242,980
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	2,927,136
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 2 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,525,515
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	320
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	1,320
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	4,567,791
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	62,722
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	820,920
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	35,347
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	390
BADGER HOLDING CORP	081-02-41792	02-41792	320
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	269,696
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	842,584
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	320
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	553,422
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	182,352
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	320
CENTURY ALABAMA CORP	081-02-41889	02-41889	118,341
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	235,300
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	2,404
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	18,719,308
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	263,581
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,330,422
CENTURY CAROLINA CORP	081-02-41886	02-41886	1,485,725
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	132,000
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,111,597
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,451,951
CENTURY CULLMAN CORP	081-02-41888	02-41888	378,140
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	375,987

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 3 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,787,129
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	320
CENTURY INVESTORS, INC.	081-02-41733	02-41733	320
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	27,725
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	320
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	150,594
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	133,155
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	498,368
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	325,668
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	150,005
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	850,193
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	510,979
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	390
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	320
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,280
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	231,432
CENTURY VIRGINIA CORP	081-02-41796	02-41796	374,639
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	320
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	87,818
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	1,255
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	52,235,307
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,360
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	17,846,354
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	70
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	322,470
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	116,858
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	566,701

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 4 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	516,321
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	317,947
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	320
FOP INDIANA, LP	081-02-41816	02-41816	191,023
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,719,351
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	915,736
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	320
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	320
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	320
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	320
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	22,907,328
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	250
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,997,557
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,370,900
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,695,898
HUNTINGTON CATV, INC.	081-02-41765	02-41765	150
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	689,817
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	250
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	220,141
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,312,572
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	186,396
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	42,921
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	207,903
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,030
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	432,599
MICKELSON MEDIA, INC.	081-02-41782	02-41782	121,375
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	300
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	156,696

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 5 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,695
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	3,276,395
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	508,303
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	3,243,055
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	7,661,446
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	320
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,420
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,312,112
PAGE TIME, INC.	081-02-41839	02-41839	1,056
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	217,126
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	19,272,308
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	320
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	461,768
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	177,373
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	76,130
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	549,447
S/T CABLE CORPORATION	081-02-41791	02-41791	320
SABRES, INC.	081-02-41838	02-41838	348
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,853,642
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	150
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	14,583,602
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	167,504
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	767,151
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	845,514
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	978,145
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	328,398
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,332,198
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	3,073,315

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VI	Page 6 of 6
Court Reporting schedules for Cash Disbursements for the Month Ended January 31, 2005

LEGAL ENTITY	Account Number	Case Number	Disbursements
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	253
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	1,217,183
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	773
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	9,586,221
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	114,281
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	177,397
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	167,575
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	559,222
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,531,728
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	115,101
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	246,899
YUMA CABLEVISION, INC.	081-02-41868	02-41868	932,358

TOTAL			$347,358,652

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VII	Page 1 of 2
Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 - 05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	05/16/04 - 05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—5189088 VA—5189089 TX—5189090 All other states—5189087	05/16/04 - 05/16/05
Excess Automobile Liability	AIG (Lexington)	All States—4261364	05/16/04 - 05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 - 05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04 - 10/15/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VII	Page 2 of 2
Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	11/01/04 - 11/01/05
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 - 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 - 05/16/05
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04 - 12/31/05
New York Disability	Cigna	NYD 074487	07/01/04 - 12/31/05
Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/05 - 01/01/06
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 - 12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04 - 12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of 12/31/00 - 12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 - 05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 04/01/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

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  Exhibit 99.1